BAL/RIVGAM LLC


         Finder's  Agreement,  dated as of  February  1,  2000,  by and  between
Bal/Rivgam  LLC  ("Bal/Rivgam")   and  Gabelli  Group  Capital  Partners,   Inc.
("Gabelli").

         WHEREAS, Bal/Rivgam desires to avail itself of the services of Gabelli with respect to finding potential candidates to acquire certain assets of Bal/Rivgam.; and

         WHEREAS, Gabelli desires to provide such services to Bal/Rivgam;

         NOW, THEREFORE, in consideration of the payments are hereafter provided and the mutual promises and conditions herein set forth, the parties hereto hereby agree as follows:

         1.       Services to be Rendered by Gabelli

                  As directed by Bal/Rivgam, Gabelli agrees to act as a finder to assist Bal/Rivgam with the realization of the value of its Wireless Communications Service (WCS) licenses which are listed on Schedule A in one or more transactions.

         2.       Compensation Payable to Gabelli

                  In the event that a transaction is consummated with a party contacted by Gabelli, Gabelli will be paid a fee equal to six percent (6%) of the total consideration received by Bal/Rivgam (the "Fee"). The Fee shall be payable in cash at the closing of any transaction.

         3.       Expenses.

                  Each party hereto shall bear its own expenses in connection with its performance hereunder; provided, however, that if a transaction is consummated with a party contacted by Gabelli, Gabelli will be reimbursed by Bal/Rivgam for Gabelli's out-of-pocket expenses, plus any sales, use or similar taxes arising in connection with this engagement.

         4.       Independent Contractor.

                  In its capacity as an independent contractor, Gabelli acknowledges that it is acting solely as a finder for Bal/Rivgam and that it is not an agent of Bal/Rivgam. Gabelli further acknowledges that it has no power or authority to bind Bal/Rivgam to any contract or agreement. In the event Gabelli has reason to believe that it is perceived by any third party to be an agent of Bal/Rivgam or otherwise to have the power and




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                  authority  to  bind  Bal/Rivgam,   it  shall  take  reasonable
                  affirmative steps to dispel such perception.

         5.       Confidential Information.

                  Except as contemplated by this Agreement or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Gabelli and its employees and representatives shall keep confidential all non-public information provided to it by Bal/Rivgam and shall not disclose such information to any third party without the prior approval of Bal/Rivgam.

         6.       Indemnification and Contribution.

                  Bal/Rivgam shall indemnify and hold harmless Gabelli, its directors, officers, shareholders, agents, employees and legal representatives (each an "Indemnified Person") from and against any and all losses, actions, claims, damages, and liabilities whatsoever, except those caused by an Indemnified Person's own gross negligence or willful misconduct, relating to or arising out of this engagement, and will reimburse each Indemnified Person for all reasonable expenses (including legal counsel fees) incurred in investigating, preparing for or defending any claim, action or threatened litigation or other proceeding.

                  If indemnification is unavailable or insufficient for any reason, Gabelli or any other Indemnified Person in any event will not be required to pay as a result of any such loss, action, claim or liability an amount, in the aggregate, in excess of the amount of the Fee, if any.

         7.       Expiration.

                  This Agreement shall expire one year from the date first written above, unless extended by both parties in writing. Gabelli, however, shall be entitled to the Fee in the event that a transaction with a party contacted by Gabelli is consummated within one year from the expiration of this Agreement.







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         8.       Notices.

                  All notices hereunder shall be delivered to the other party at the following address (or such other address as specified in writing):

                  To Gabelli                                To Bal/Rivgam

                  Gabelli Group Capital Partners, Inc.      Bal/Rivgam LLC
                  One Corporate Center                      c/o James Balitson
                  Rye, New York 10580-1433                  19 Spectacle Lane
                  Attention: Stephen G. Bondi               Wilton, CT 06897

         9.       Amendment; Governing Law.

                  This Agreement may not be amended or modified except in writing, signed by each of the parties, and shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                   BAL/RIVGAM LLC



                                   By: /s/ illegible
                                       ---------------------------------------


                                   GABELLI GROUP CAPITAL PARTNERS, INC.



                                   By: /s/ illegible
                                       ---------------------------------------



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                                   Schedule A

WCS Licenses of Bal/Rivgam LLC


Boston, MA, B Block, KNLB200

Milwaukee, WI, A Block, KNLB217

Minneapolis-St. Paul, MN, A Block, KNLB218

Phoenix, AZ, B Block KNLB219

Los Angeles - San Diego, CA, A Block, KNLB220




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